Preferred Securities

             Southwestern Public Service Capital I
          ____% Trust Preferred Securities, Series A
        (liquidation amount $25 per preferred security)
             guaranteed on a subordinated basis by
              Southwestern Public Service Company

                  ---------------------------

                    Underwriting Agreement

                                             ____________, 199_

[NAMES OF REPRESENTATIVES]
As representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

          Southwestern Public Service Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and Southwestern Public Service Company, a New Mexico corporation, as depositor of the Trust and as guarantor (the "Guarantor"), propose, subject to the terms and conditions stated herein, that the Trust issue and sell to the Underwrit-ers named in Schedule I hereto (the "Underwriters"), an aggre-gate of $________ _____ % Trust Preferred Securities (liquida-tion amount $25 per preferred security) representing beneficial interests in the Trust (the "Securities"), guaranteed on a sub-ordinated basis by the Guarantor as to the payment of distribu-tions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Guarantor and Wilmington Trust Company, as trustee (the "Guarantee Trustee"). The Trust is to purchase, with the proceeds of the Securities and with its Common Securities (liquidation amount $25 per common security) (the "Common Secu-rities"), an aggregate of $___________ ___% Junior Subordinated Debentures, Series A, Due ____ (the "Subordinated Debentures") of the Guarantor, to be issued pursuant to an Indenture (the "Indenture") between the Guarantor and Wilmington Trust Com-pany, as trustee (the "Debenture Trustee"). The payments made by the Guarantor on the Subordinated Debentures are established at a level sufficient to permit the Trust, upon receipt of such payments, to make payments on the Securities in accordance with their tenor.

            A registration statement on Form S-3 (File No. 333-05289) in respect of the Securities, the Subordinated Debentures and the Guarantee (collectively, the "Registered Securities") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"); such registration statement, in the form heretofore delivered to you and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commis-sion in such form; no other document with respect to such reg-istration statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (any preliminary prospectus included in such registration statement or thereafter filed with the Com-mission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Pre-liminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including at the time it was declared effective the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any ref-erence herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorpo-rated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amend-ment or supplement to any Preliminary Prospectus or the Pro-spectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospec-tus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by ref-erence in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Regis-tration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement).

            1. Each of the Trust and the Guarantor jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

            (a)   When the Registration Statement became
      effective, the Registration Statement complied in all material respects, and, when the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, the Prospectus will comply in all material respects, with the provisions of the Act, and that neither will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not mis-leading; provided, however, that neither the Trust nor the Guarantor makes any warranty or represen-tation with respect to any statement contained in, or any matter omitted from, the Registration
      Statement or the Prospectus in reliance upon and in conformity with information furnished in writ-ing by or on behalf of any Underwriter through you to the Trust or the Guarantor expressly for use with reference to the Underwriter in the Registra-tion Statement or Prospectus;

            (b)   The documents incorporated by reference
      in the Prospectus comply in all material respects with the requirements of the Exchange Act and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange
      Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

            (c)   The Trust has been duly created and is
      validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware with the power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will con-duct no business other than the transactions con-templated by this Agreement and as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Trust
      Agreement (the "Trust Agreement") between the
      Guarantor and the trustees named therein (the
      "Trustees") and the agreements and instruments contemplated by the Trust Agreement and the Pro-spectus; the Trust has no liabilities or obliga-tions other than those arising out of the transac-tions contemplated by this Agreement and the Trust
      Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;

            (d) All of the outstanding beneficial inter-ests in the Trust have been duly authorized and issued, are fully paid and non-assessable and con-form to the descriptions thereof contained in the Prospectus;

            (e)   The Common Securities have been duly
      authorized by the Depositor of the Trust and upon delivery by the Trust to the Guarantor against payment therefor as described in the Prospectus, will be duly and validly issued and non-assessable beneficial interests in the Trust and will conform to the description thereof contained in the Pro-spectus; the issuance of the Common Securities is not subject to preemptive or other similar rights;
      and at the Time of Delivery, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

            (f) The Securities have been duly authorized by the Depositor of the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and non-assessable beneficial interests in the Trust and will conform in all material respects to the description thereof contained in the Prospectus;
      and the holders of the Securities (the
      "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the

      State of Delaware (subject to the obligations of the Securityholders under the Trust Agreement to make certain payments to the Trust to defray expenses such as any applicable transfer and stamp taxes and to provide security or indemnity in con-nection with the replacement of destroyed, lost or stolen certificates or in connection with direct-ing the Property Trustee under the Trust Agreement to exercise its rights and powers at the request of Securityholders); and

            (g)   The Guarantee, the Subordinated Deben-
      tures, the Trust Agreement and the Indenture (the
      Guarantee, the Subordinated Debentures, the Trust
      Agreement and the Indenture being collectively referred to as the "Guarantor Agreements") have each been duly authorized and when validly exe-cuted and delivered by the Guarantor and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trust-ees (as defined in the Trust Agreement) and, in the case of the Indenture, by the Debenture Trus-tee, and, in the case of the Subordinated Deben-tures, when validly issued by the Guarantor and validly authenticated and delivered by the Deben-ture Trustee, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudu-lent conveyance, reorganization, moratorium and other similar laws relating to or affecting credi-tors' rights generally, general equitable princi-ples (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Trust Agreement, the Inden-ture and the Guarantee have been duly qualified under the Trust Indenture Act of 1939, as amended;
      the Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantor
      Agreements will conform to the descriptions thereof in the Prospectus.

            2. Subject to the terms and conditions herein set forth, the Trust and the Guarantor agree that the Trust shall issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $25 per preferred security, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

            As compensation to the Underwriters for their commit-ments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust to pur-chase the Subordinated Debentures of the Guarantor, the Guaran-tor hereby agrees to pay at the Time of Delivery (as defined in Section 4 hereof) to ____________________, for the accounts of the several Underwriters, an amount equal to $0._______ per Security sold to [noninstitutional purchasers] and $0._______ per Security sold to [institutional purchasers] for the Securi-ties to be delivered at the Time of Delivery.

            3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

            4.    (a)   The Securities to be purchased by each
Underwriter hereunder, in definitive form, and in such autho-rized denominations and registered in such names as ____________________ may request upon at least forty-eight hours' prior notice to the Guarantor, shall be delivered by or on behalf of the Trust to ____________________, through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor, by certified or official bank check or checks, payable to the order of the Trust, in [Federal (same day)] [New York Clearing House (next day)] funds. The Trust will cause the certificates represent-ing the Securities to be made available for checking and pack-aging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to Securities, 9:30 a.m., New York time, on _________, 199_ or such other time and date as ____________________ and the Guar-antor may agree upon in writing. Such time and date for deliv-ery of the Securities is herein called the "Time of Delivery."

            At the Time of Delivery, the Guarantor will pay, or cause to be paid, the commission payable at such Time of Deliv-ery to the Underwriters under Section 2 hereof by certified or official bank check or checks, payable to the order of ____________________, in [same day] [New York Clearing House (next day)] funds.

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Sec-tion 6 hereof, including the cross-receipt for the Securities and the checks specified in subsection (a) above, will be delivered at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pur-suant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking insti-tutions in New York are generally authorized or obligated by law or executive order to close.

            5. The Trust and the Guarantor jointly and sever-ally agree with each of the Underwriters:

            (a)   As soon as possible after the execution
      and delivery of this Agreement to file, or mail for filing, the Prospectus with the Commission pursuant to its Rule 424 under the Act and, if and when required at any time after such execution and delivery, to file amendments to the applications the Guarantor has previously filed with any state regulatory agencies having jurisdiction to govern the Guarantor's issuance of its securities setting forth, among other things, the necessary informa-tion with respect to the price and the terms of the Securities and the terms of offering of the Securities;

            (b)   To file no amendment or supplement to
      the Registration Statement or Prospectus (other than a required filing under the Exchange Act) subsequent to the execution of this Agreement and prior to the Time of Delivery to which you object in writing;

            (c)   To furnish such proper information as
      may be required and otherwise to cooperate in qualifying the Securities for sale under the laws of such jurisdictions as you may designate and in determining their eligibility for investment under the laws of such jurisdictions; provided that nei-ther the Trust nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (d)   To the extent not previously furnished
      to you, to furnish to you two signed copies of the Registration Statement, as initially filed with the Commission, of all amendments thereto, and of all documents incorporated by reference therein
      (including all exhibits filed therewith, other than exhibits which have previously been furnished to you), two signed copies of each consent and certificate of independent accountants and of each other person who by his profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certi-fied or reviewed any part thereof, and to furnish to you sufficient unsigned copies of the foregoing
      (other than exhibits, including consents filed as exhibits, to the Registration Statement) for dis-tribution of a copy to you and to each of the other Underwriters;

            (e)   To deliver to the Underwriters without
      charge in New York City as soon as practicable after the execution and delivery of this Agreement and thereafter from time to time to furnish to the Underwriters, without charge, as many copies of the Prospectus in final form and any documents incorporated by reference therein at or after the date thereof (or as amended or supplemented, if the Trust and the Guarantor shall have made any amendment or supplement after the effective date of the Registration Statement) as you or the respective Underwriters may reasonably request for the purposes contemplated by the Act;

            (f)   To advise you promptly (confirming such
      advice in writing) of any official request made by the Commission for amendments to the Registration
      Statement or Prospectus or for additional informa-tion with respect thereto, or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose;

            (g)   To apply the net proceeds from the sale
      of the Securities in the manner set forth in the Prospectus;

            (h) In the case of the Guarantor, to furnish to you during a period of five years from the Time of Delivery (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) from time to time, copies of any reports or other com-munications which it shall file with the Commis-sion or any governmental agency substituted there-for under the Exchange Act or sent to its stock-holders, or holders of the Securities, and
      (iii) such other information as you may from time to time reasonably request regarding the financial condition and operations of the Guarantor;

            (i) To furnish to any other Underwriter cop-ies of such of the financial statements, reports or other information referred to in the foregoing subparagraphs (h)(i) and (ii) as such Underwriter may, from time to time during the period you are entitled to receive them, request;

            (j)   To advise the Underwriters of the hap-
      pening of any event known to the Trust or the Guarantor within the time during which a prospec-tus relating to the Securities is required to be delivered under the Act which, in the judgment of the Trust or the Guarantor, would require the mak-ing of any change in the Prospectus or any amended or supplemented Prospectus or in the information incorporated by reference therein so that as thereafter delivered to purchasers such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on request to prepare and fur-nish to the Underwriters and to dealers and other persons designated by you such amendments or sup-plements (including appropriate filings under the Exchange Act) to the Prospectus as may be neces-sary to reflect any such change, provided that the Trust and the Guarantor shall be so obligated only so long as they are notified of unsold allotments
      (failure by the Underwriters to so notify the Trust and the Guarantor cancels their obligation under this Section 5(j));

            (k) In the case of the Guarantor, as soon as practicable, to make generally available to its security holders an earnings statement (as contem-plated by Rule 158 under the Act) covering a period of twelve months after the effective date of the Registration Statement;

            (l)   To furnish to you as early as practi-
      cable prior to the Time of Delivery, but no later than two business days prior thereto, a copy of the latest available unaudited interim consoli-dated financial statements, if any, of the Guaran-tor which have been read by the Guarantor's inde-pendent public accountants as stated in their let-ter to be furnished pursuant to Section 7(a) of this Agreement;

            (m)   If a public offering of the Securities
      is to be made, not to offer, sell, contract to sell or otherwise dispose of any securities, any other beneficial interests of the Trust, or any preferred securities or any other securities of the Trust or the Guarantor, as the case may be, that are substantially similar to the Securities
      (including any guarantee of such securities) or any securities that are convertible into or exchangeable for, or that represent the right to receive securities, preferred securities or any such substantially similar securities of either the Trust or the Guarantor for a period of thirty days after the Time of Delivery without your con-sent; and

            (n) To use its best efforts to list, subject to notice of issuance, the Securities on the New
      York Stock Exchange.

            6. The Guarantor covenants and agrees with each of the Underwriters that it will pay the following: (i) the fees and expenses of counsel for the Underwriters, and to reimburse the Underwriters for their reasonable out-of-pocket expenses incurred in contemplation of the performance of this Agreement, in the event that the Securities are not delivered to and taken up and paid for by the Underwriters hereunder for any reason whatsoever except the failure or refusal of any Underwriter to take up and pay for Securities for some reason not permitted by the terms of this Agree-ment, the Underwriters agreeing to pay the fees and expenses of counsel for the Underwriters in any other event, (ii) the fees and expenses in connection with preparation and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements thereto, and the printing or reproduction and furnishing of copies of each thereof to the Underwriters and to dealers, (iii) the fees and expenses relating to the issue, sale and delivery of the Securities (other than transfer taxes), (iv) the cost of printing or producing this Agreement, the Trust Agreement, the Guarantee and the opin-ions and letters referred to in Section 7(a) hereof, (v) all expenses in connection with the qualification of the Securi-ties for sale and determination of their eligibility for investment under state laws as aforesaid, including the rea-sonable legal fees and all filing fees and disbursements of counsel for the Underwriters and all other filing fees, and the printing or reproduction and furnishing of copies of the "Blue Sky Survey" and the "Legal Investment Survey" to the Underwriters and to dealers, (vi) the fees charged by secu-rities ratings services for rating the Securities, (viii) all fees and expenses in connection with the listing of the Securities on the New York Stock Exchange and the cost of registering the Securities under Section 12 of the Exchange Act, (ix) all fees and expenses of the Trustees, the Deben-ture Trustee and the Guarantor Trustee, and (ix) the fees and expenses incident to the performance of the Trust's and the Guarantor's other obligations hereunder;

            7. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Trust and the Guarantor herein are, at and as of the Time of Delivery, true and correct in all material respects and the following additional conditions:

            (a) That, at the Time of Delivery, you shall receive the signed opinions of Hinkle, Cox, Eaton, Coffield & Hensley and Cahill Gordon & Reindel, counsel for the Guarantor; such other counsel to the Guarantor as you may reasonable request;
      Richards, Layton & Finger, special Delaware counsel to the Trust and the Guarantor; and counsel for the Underwriters, substantially in the forms heretofore furnished to you, addressed to the Underwriters (with reproduced or conformed copies thereof for each of the other
      Underwriters); and that, at the Time of Delivery, you shall receive the signed letters of the independent public accountants of the Company, substantially in the form heretofore furnished to you and in substance satisfactory to you addressed to the Underwriters (with reproduced or conformed copies thereof for each of the other
      Underwriters);

            (b) That, at or before 5:30 P.M. on the date hereof, or at such later time and day as you may have from time to time consented to in writing or by telephone, confirmed in writing, the orders of the New Mexico Public Utility Commission, neces-sary to permit the issue, sale and delivery of the Securities shall have been issued; at the Time of Delivery such orders shall be in full force and effect; and prior to such Time of Delivery no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission and at such Time of Delivery no proceedings therefor shall be pend-ing or threatened;

            (c)   That, at the time the Registration
      Statement became effective, the Registration
      Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that at the Time of Delivery the Prospectus shall not con-tain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon, and in conformity with, informa-tion furnished in writing by or on behalf of any Underwriter through you to the Trust or the Guar-antor expressly for use with reference to such Underwriter in the Registration Statement or Prospectus;

            (d) That, subsequent to the respective dates as of which information is given in the Registra-tion Statement and in the Prospectus, at the time the Prospectus is first filed, or mailed for fil-ing, pursuant to Rule 424 under the Act, and prior to the Time of Delivery, in your opinion no mate-rial adverse change, or any development involving a prospective material adverse change, in the con-dition of the Guarantor, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time);

            (e)   That the Trust and the Guarantor shall
      have performed all of their obligations under this Agreement which are to be performed by the terms hereof at or before the Time of Delivery; and

            (f) That the Guarantor shall, at the Time of Delivery, deliver to you (with reproduced or con-formed copies thereof for each of the other Under-writers) a signed certificate of two of its execu-tive officers stating that, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospec-tus, at the time the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, and prior to the Time of Delivery, no mate-rial adverse change, or any development involving a prospective material adverse change, in the con-dition of the Guarantor, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time) and also covering the matters set forth in (c) and (e) of this
      Section 7; and

            (g)   The Securities to be sold by the Trust
      at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the New
      York Stock Exchange.

            8. The obligations of the several Underwriters hereunder shall be subject to termination in your absolute dis-cretion, if, at any time prior to the Time of Delivery, trading in securities on the New York Stock Exchange shall have been suspended (other than a temporary suspension to provide for an orderly market) or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if after the execution of this Agreement the United States shall have declared war in accor-dance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such mag-nitude in its effect on the financial markets of the United States as, in your judgment, to make it impracticable to market the Securities.

            If you elect to terminate this Agreement as provided in this Section 8, the Trust, the Guarantor and each other
Underwriter shall be notified promptly in writing or by tele-phone, confirmed in writing.

            If the sale to the Underwriters of the Securities as herein contemplated is not carried out by the Underwriters for any reason permitted hereunder or if such sale is not carried out because the Trust and the Guarantor shall be unable to com-ply with any of the terms thereof, the Trust and the Guarantor shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6, 9(a) and 9(c) hereof), and the Underwriters shall be under no obli-gation or liability to the Company (except to the extent pro-vided in Sections 9(b) and 9(c) hereof) or to one another under this Agreement.

            9.    (a)   The Trust and the Guarantor agree, jointly
and severally, to indemnify and hold harmless each Underwriter, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim which arises out of or is based upon any alleged untrue statement of a material fact in the Registration Statement, any prospectus contained in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary pro-spectus, or arises out of or is based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not mislead-ing. The foregoing shall not cover any such loss, expense, liability or claim, however, which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Trust or the Guarantor expressly for use with reference to the Under-writer in, any such documents or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in any such docu-ments or necessary to make such information not misleading.

            If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Trust and the Guarantor pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Trust and the Guarantor in writing or by telephone, confirmed in writing, of the institution of such action and the Trust and the Guaran-tor shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Under-writer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Under-writer or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust and the Guarantor in connection with the defense of such action or the Trust and the Guarantor shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Trust or the Guarantor (in which case the Trust and the Guarantor shall not have the right to direct the defense of such action on behalf of the indem-nified party or parties), in any of which events such fees and expenses of one counsel for all indemnified parties selected by you shall be borne by the Trust and the Guarantor. Anything in this paragraph to the contrary notwithstanding, neither the Trust nor the Guarantor shall be liable for any settlement of any such claim or action effected without its written consent. The Trust's and the Guarantor's indemnity agreements contained in this Section 9(a) and their warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Trust and the Guarantor agree promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Trust or the Guarantor or any of their officers or directors in connection with the issue and sale of the Securities or with such Registration Statement or Prospectus.

            (b) Each Underwriter warrants and represents that the information furnished in writing by or on behalf of such Underwriter through you to the Trust or the Guarantor expressly for use with reference to such Underwriter in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary prospectus does not contain an untrue statement of a material fact and does not omit to state a mate-rial fact in connection with such information required to be stated in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary pro-spectus or necessary to make such information not misleading. Each Underwriter, in addition to other information furnished by such Underwriter or on its behalf through you to the Trust or the Guarantor in writing expressly for use with reference to such Underwriter in the Registration Statement and Prospectus, hereby furnishes to the Trust and the Guarantor in writing expressly for use with reference to such Underwriter the state-ments with respect to the terms of offering of the Securities by the Underwriters set forth on the cover page of the Prospec-tus Supplement and under "underwriting" therein.

            Each Underwriter severally agrees to indemnify and hold harmless the Trust and the Guarantor, the Guarantor's directors and officers, each trustee of the Trust and each per-son, if any, who controls the Trust or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim which arises out of or is based upon any alleged untrue state-ment of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Under-writer through you to the Trust or the Guarantor expressly for use with reference to such Underwriter in, the Registration Statement, any prospectus contained in the Registration State-ment at the time it became effective or the Prospectus, or any related preliminary prospectus, or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in such documents or necessary to make such information not misleading.

            If any action is brought against the Trust, the Guar-antor or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing para-graph, the Trust, the Guarantor or such person shall promptly notify such Underwriter in writing or by telephone, confirmed in writing, of the institution of such action and such Under-writer shall assume the defense of such action, including the employment of counsel and payment of expenses. The Trust, the Guarantor or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Trust, the Guar-antor or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those avail-able to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses for all indemnified parties of one counsel selected by the Guarantor shall be borne by such Underwriter. Anything in this paragraph to the contrary not-withstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written con-sent of such Underwriter. The indemnity agreement on the part of each Underwriter contained in this Section 9(b) and its war-ranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Trust, the Guarantor or such per-son, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. Each Underwriter agrees promptly to notify the Trust and the Guarantor of the commencement of any litigation or proceedings against such Underwriter in connection with the issue and sale of the Secu-rities or with such Registration Statement or Prospectus.

            (c)   If the indemnification provided for in
Section 9(a) or 9(b) above is unavailable in respect of any losses, expenses, liabilities or claims referred to therein, then the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under the Act or the Exchange Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the portion of the proceeds of the offer-ing realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable con-siderations appropriate under the circumstances. The Trust, the Guarantor and the Underwriters and such controlling persons agree that it would not be equitable if the amount of such con-tribution were determined by pro rata or per capita allocation (even if the Underwriters and such controlling persons were treated as one entity for such purpose). The contribution agreement contained in this Section 9(c) shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Trust or the Guarantor or any of its officers or directors or any controlling person and shall survive any termination of this Agreement or the issuance and delivery of the Securities.

            10. If any Underwriter shall default in its obliga-tion to take up and pay for the Securities to be purchased by it hereunder and if the number of Securities which all Under-writers so defaulting shall have so failed to take up and pay for does not exceed 10% of the total number of Securities, the non-defaulting Underwriters shall take up and pay for (in addi-tion to the number of Securities they are obligated to purchase pursuant to this Agreement) the number of Securities agreed to be purchased by all such defaulting Underwriters, as herein provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such number as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the number of Securities set opposite the names of all such non-defaulting Underwriters in Schedule I hereto.

            Without relieving any defaulting Underwriter of its obligations hereunder, the Trust and the Guarantor agree with the non-defaulting Underwriters that they will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Trust and the Guarantor or selected by the Trust and the Guarantor with your approval).

            If a new underwriter or underwriters are substituted by the Underwriters or by the Trust and the Guarantor for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Trust, the Guarantor or you will have the right to postpone the Time of Delivery for a period of not exceeding five business days in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected.

            The term Underwriter as used in this Agreement will refer to and include any underwriter substituted under this
Section 10 with like effect as if such substituted underwriter had originally been named in Schedule I hereto.

            11. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

            All statements, requests, notices and agreements shall be in writing, and if to the Underwriters shall be deliv-ered or sent by mail, telex or facsimile transmission to you as the representatives in care of _________________________________________________________,
Attention: _______________________; and if to the Trust or the Guarantor by mail to it at the address of the Trust or the Guarantor set forth in the Registration Statement, Attention:
Secretary; provided, however that any notice to an Underwriter pursuant to Section 9(b) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address as supplied to the Trust and the Guarantor by you upon request. Any such statements, requests, notices or agree-ments shall take effect upon receipt thereof.

            12. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Trust and the Guarantor, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any purchaser of the Securities from an Underwriter or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

            The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Shares from any Underwriter or any subsequent holder thereof.

            13. This Agreement shall be governed by, and con-strued in accordance with the laws of the State of New York.

            14. This Agreement may be executed in any number of counterparts, which, taken together, shall constitute one and the same instrument.

            If the foregoing is in accordance with your under-standing, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Trust and the Guarantor, on the other. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority granted to you by such Underwriters but without war-ranty on your part as to the authority of the signers thereof.

                              Very truly yours,

                              Southwestern Public Service Capital I

                              By:   [Southwestern Public Service
                                    Company,] as Depositor

                              By:
                                   -----------------------------------
                                    Name:
                                    Title:



                              Southwestern Public Service Company

                              By:
                                   -----------------------------------
                                    Name:
                                    Title:


                              Accepted as of the date hereof:

                              By:
                                   -----------------------------------

                                SCHEDULE I



                                                            Total Number of
                                                            Securities
Underwriters                                                to be purchased

Total.......................................
                                                            ---------------